Exhibit 13.1

CERTIFICATION

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F of Markit Ltd. (the “Company”) for the fiscal year ended December 31, 2015 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code. I, Lance Uggla, certify that, to the best of my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 11, 2016

/s/ Lance Uggla Lance Uggla
Chief Executive Officer
(Principal Executive Officer)